Exhibit 23.4

Carl Pednault, ing.

Principal Mine Waste Engineer

WSP Canada Inc.

CONSENT OF QUALIFIED PERSON

I, Carl Pednault, state that I am responsible for preparing or supervising the preparation of parts of the technical report summary titled “SEC Technical Report Summary, Pre-Feasibility Study on the Whabouchi Mine, Nemaska, Quebec” with a report date of 8 September, 2023 as signed and certified by me (the “Technical Report Summary”).

Furthermore, I state that:

(a)
I consent to the public filing by Livent Corporation (the “Company”) of the Technical Report Summary, that was prepared in accordance with Subpart 1300 of Regulation S-K promulgated by the U.S. Securities and Exchange Commission (the “SEC”) and which is included as an exhibit to, and portions of which are summarized in, the Company’s Current Report on Form 8-K dated 25 September 2023 (the “Form 8-K”), which Form 8-K is incorporated by reference in the Registration Statements (as defined below);

(b)
I consent to the incorporation by reference of the Technical Report Summary into (i) the Company’s Registration Statement on Form S-3 (Registration No. 333- 256939) and Registration Statements on Form S-8 (Registration Nos. 333-251997, 333- 232043, 333-230076, 333-230044, and 333-227776) and (ii) Allkem Livent plc’s Registration Statement on Form S-4 (Registration No. 333-273360) (collectively, the “Registration Statements”), which, together with the Form 8-K, are the documents that the Technical Report Summary supports (collectively, including the Form 8-K and the other documents incorporated by reference therein, the “Documents”);

(c)	I consent to the use of my name in the Documents and to any quotation from or summarization in the Documents, of the parts of the Technical Report Summary for which I am responsible.

(d)
I am responsible for authoring, and this consent pertains to, Sections 1.15.2, 1.23.6, 1.23.7, 15.1.9, 15.1.10, 17.5, 17.6 and 23.7 of the Technical Report Summary. I further confirm that I have read the Documents, and that the descriptions and references to the Technical Report Summary in the Documents fairly and accurately reflect, in the form and context in which they appear, the information in the parts of the Technical Report Summary for which I am responsible.

Dated at Sherbrooke, Québec, Canada this 25 of September, 2023.

/s/ Carl Pednault
Signature of Qualified Person

Carl Pednault, ing. OIQ 135738

V1. 2021
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